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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                   FORM 8-K/A

                                   ----------


                               AMENDMENT NO. 1 TO


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(D)


                     OF THE SECURITIES EXCHANGE ACT OF 1934


          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 31, 2005

                               PRACTICEXPERT, INC.
             (Exact name of Registrant as Specified in its Charter)


           NEVADA                       0-30583                87-0622329
 ---------------------------    ----------------------   -----------------------
(State or Other Jurisdiction   (Commission file number)     (I.R.S. Employer
    of Incorporation or                                  Identification Number)
      Organization)

                             10833 WASHINGTON BLVD.
                          CULVER CITY, CALIFORNIA 90232
           (Address of Principal Executive Offices including Zip Code)


                                 (310) 815-3500
              (Registrant's Telephone Number, Including Area Code)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

      |_|   Written communication  pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

      |_|   Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

      |_|   Pre-commencement  communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

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

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

      On January 3, 2005, the Registrant filed a current report on Form 8-K for its acquisition of Physician Informatics, Inc. The Form 8-K/A amends such current report on Form 8-K to include the following financial information required to be filed pursuant to this Item 9.01.

      (a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

            Independent Auditors' Report

            Consolidated Balance Sheets of Physician Informatics, Inc. and Subsidiaries as of December 31, 2004 and 2003 (audited)

            Consolidated   Statements  of   Operations,   Stockholders'   Equity
            (Deficit) and Cash Flows for the years ended December 31, 2004 and 2003 (audited)

      (b)   PRO FORMA FINANCIAL INFORMATION.

            The unaudited pro forma consolidated financial information of the Registrant and Physician Informatics, Inc. and Subsidiaries for the years ended December 31, 2004 and December 31, 2003.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Shareholders
Physician Informatics, Inc.

      We have audited the accompanying consolidated balance sheets of Physician Informatics, Inc. and Subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Physician Informatics, Inc. and Subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

      The accompanying consolidated financial statements have been prepared assuming Physician Informatics, Inc. and Subsidiaries will continue as a going concern. As more fully described in note 1, the Company has incurred recurring operating losses and has a working capital deficiency. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The consolidated financial statements do not include any adjustments to reflect the possible future effects on recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                                  /s/ Reznick Group, P.C.

Bethesda, Maryland
March 24, 2005

                                  Physician Informatics, Inc. and Subsidiaries

                                           CONSOLIDATED BALANCE SHEETS

                                           December 31, 2004 and 2003

                                                     ASSETS
                                                                                        2004            2003
                                                                                    ------------    ------------
CURRENT ASSETS
  Cash and cash equivalents                                                         $     27,350    $    130,026
  Accounts receivable, net                                                               256,717         753,490
  Accounts receivable - affiliate                                                             --          28,880
  Note receivable                                                                        320,000              --
  Other current assets                                                                    13,538          41,465
                                                                                    ------------    ------------
     Total current assets                                                                617,605         953,861
PROPERTY AND EQUIPMENT, NET                                                              213,529         306,774
OTHER ASSETS
  Goodwill                                                                                    --       2,944,543
  Intangible assets, net                                                                  48,641         114,448
  Other assets                                                                                --          15,736
                                                                                    ------------    ------------
     Total assets                                                                   $    879,775    $  4,335,362
                                                                                    ============    ============

                                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payable and accrued expenses                                             $    878,100    $  1,113,460
  Capital leases payable                                                                      --           3,470
  Demand notes                                                                         2,320,000       2,000,000
  Stockholders' advances and loans payable                                             1,078,751       1,378,750
  Convertible secured note payable to stockholder - Series C                           2,719,397              --
  Convertible secured note payable to stockholder - Series B                           3,000,000       2,600,000
  Deferred revenue                                                                       709,298         797,708
                                                                                    ------------    ------------
     Total current liabilities                                                        10,705,546       7,893,388

COMMITMENTS AND CONTINGENCIES                                                                 --              --
STOCKHOLDERS' EQUITY (DEFICIT)
  Convertible preferred stock, $.01 par value; 20,000,000 and 10,000,000 shares authorized; 2,500,000 shares issued and outstanding;
     liquidation preference of $15,000,000                                                25,000          25,000
  Common stock, $.01 par value; 30,000,000 and 20,000,000 shares
     authorized; 3,218,758 shares issued and outstanding                                  32,186          32,186
  Additional paid-in capital                                                          11,212,879      11,212,879
  Accumulated deficit                                                                (21,095,836)    (14,828,091)
                                                                                    ------------    ------------
     Total stockholders' equity (deficit)                                             (9,825,771)     (3,558,026)
                                                                                    ------------    ------------
     Total liabilities and stockholders' equity (deficit)                           $    879,775    $  4,335,362
                                                                                    ============    ============

                                 See notes to consolidated financial statements

                                  Physician Informatics, Inc. and Subsidiaries

                                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                 For the years ended December 31, 2004 and 2003

                                                                                        2004            2003
                                                                                    ------------    ------------
Net revenue                                                                         $  3,983,627    $  6,443,834
Cost of revenues                                                                       3,235,904       4,315,264
                                                                                    ------------    ------------
Gross margin                                                                             747,723       2,128,570
Operating expenses
  Sales and marketing                                                                  1,110,417       2,214,630
  General and administrative                                                           1,190,207       1,948,137
  Research and development                                                             1,099,223         900,526
                                                                                    ------------    ------------
  Operating loss before impairment of goodwill and intangible assets
     and depreciation and amortization                                                (2,652,124)     (2,934,723)
  Impairment of goodwill                                                               2,944,543       1,998,562
  Impairment of intangible assets                                                             --         169,600
  Depreciation and amortization                                                          178,742         670,954
                                                                                    ------------    ------------
     Operating loss                                                                   (5,775,409)     (5,773,839)
  Other income (expense)
  Debt forgiveness of stockholder loan                                                    55,000              --
  Interest income                                                                            888           2,192
  Interest expense                                                                      (548,224)       (279,558)
                                                                                    ------------    ------------
     Loss before income taxes                                                         (6,267,745)     (6,051,205)
                                                                                    ------------    ------------
Income taxes                                                                                  --              --
                                                                                    ------------    ------------
     Net loss                                                                       $ (6,267,745)   $ (6,051,205)
                                                                                    ============    ============
Basic and diluted net loss per common share                                         $      (1.95)   $      (1.88)
                                                                                    ============    ============
Weighted average number of common shares outstanding                                $   3,218,75    $  3,218,758
                                                                                    ============    ============

                                 See notes to consolidated financial statements

                                           Physician Informatics, Inc. and Subsidiaries

                                    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                          For the years ended December 31, 2004 and 2003


                                 Preferred Stock               Common Stock            Additional
                          ---------------------------   ---------------------------     Paid-in      Accumulated
                             Shares         Amount          Shares        Amount         Capital       Deficit          Total
                          ------------   ------------   ------------   ------------   ------------   ------------    ------------
December 31, 2002            2,500,000   $     25,000      3,218,758   $     32,186   $ 11,132,765   $ (8,776,886)   $  2,413,065
Issuance of warrants
   to purchase
   common stock                     --             --             --             --         80,114             --          80,114
Net loss                            --             --             --             --             --     (6,051,205)     (6,051,205)
                          ------------   ------------   ------------   ------------   ------------   ------------    ------------
December 31, 2003            2,500,000         25,000      3,218,758         32,186     11,212,879    (14,828,091)     (3,558,026)

Net loss                            --             --             --             --             --     (6,267,745)     (6,267,745)
                          ------------   ------------   ------------   ------------   ------------   ------------    ------------
December 31, 2004            2,500,000   $     25,000      3,218,758   $     32,186   $ 11,212,879   $(21,095,836)   $ (9,825,771)
                          ============   ============   ============   ============   ============   ============    ============


                                          See notes to consolidated financial statements

                        Physician Informatics, Inc. and Subsidiaries

                           CONSOLIDATED STATEMENTS OF CASH FLOWS

                       For the years ended December 31, 2004 and 2003

                                                                     2004           2003
                                                                 -----------    -----------
Cash flows from operating activities
 Net loss                                                        $(6,267,745)   $(6,051,205)
Adjustments to reconcile net loss to net cash
 used in operating activities:
  Depreciation and amortization                                      178,742        670,954
  Provision for doubtful accounts                                     11,208         34,807
  Impairment of goodwill                                           2,944,543      1,998,562
  Impairment of intangibles                                               --        169,600
  Debt forgiveness of stockholder loan                               (55,000)            --
  Loss on disposal of property and equipment                           4,075             --
  Changes in operating assets and liabilities
     Accounts receivable                                             485,565       (309,148)
     Accounts receivable - affiliate                                  28,880        (28,880)
     Other current assets                                             27,927         24,879
     Accounts payable and accrued expenses                          (235,360)       376,599
     Other assets                                                     15,736          7,500
     Deferred revenue                                                (88,410)       604,944
                                                                 -----------    -----------
          Net cash used in operating activities                   (2,949,839)    (2,501,388)
                                                                 -----------    -----------
Cash flows from investing activities
  Purchase of property and equipment                                  (8,945)      (126,446)
  Purchase of software licenses                                      (14,820)       (48,083)
                                                                 -----------    -----------
          Net cash used in investing activities                      (23,765)      (174,529)
                                                                 -----------    -----------
Cash flows from financing activities
  Principal payments on stockholder loans                           (669,999)      (752,782)
  Proceeds from stockholder advances                                 425,000             --
  Proceeds from convertible secured promissory note - Series C     2,719,397      2,600,000
  Proceeds from convertible secured promissory note - Series B       400,000             --
  Repayment of capital leases                                         (3,470)       (13,156)
  Proceeds from demand note                                               --      2,000,000
  Repayment of borrowings under demand note                               --     (1,800,000)
                                                                 -----------    -----------
          Net cash provided by financing activities                2,870,928      2,034,062
                                                                 -----------    -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS                           (102,676)      (641,855)
Cash and cash equivalents, beginning                                 130,026        771,881
                                                                 -----------    -----------
Cash and cash equivalents, end                                   $    27,350    $   130,026
                                                                 ===========    ===========
Supplemental disclosures of cash flow information
  Cash paid for interest during the year                         $    85,042    $    76,057
                                                                 ===========    ===========
Significant noncash investing and financing activities:
  Issuance of warrants to purchase common stock                  $        --    $    80,114
                                                                 ===========    ===========
  Proceeds from demand note used for issuance of note receivable $   320,000    $        --
                                                                 ===========    ===========
  Purchase price adjustment related to achievement of earn out   $        --    $   500,000
                                                                 ===========    ===========

                       See notes to consolidated financial statements

                   Physican Informatics, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2004 and 2003

1.    OPERATIONS

      Nature of Business

      Physician Informatics, Inc. (the "Company") dba PracticeOne was incorporated in the Commonwealth of Virginia in February 1999. The Company is a healthcare managed service provider offering a fully integrated management solution that addresses the totality of the financial, administrative, clinical, and practice management needs of office-based physician practices. The Company's services include managed application and information technology services delivered through its proprietary platform, which seamlessly integrates leading third party and other proprietary applications hosted and managed on the Company's facilities. The Company's customers are located throughout the United States.

      Sale of the Company

      On January 3, 2005, the Company completed the sale of its common and preferred stock under the terms of an Agreement of Purchase and Sale of Stock (the "Agreement") to Practice Xpert Services Corp., a wholly-owned subsidiary of PracticeXpert, Inc. ("PracticeXpert"), a publicly-traded company. Under the terms of the Agreement, the Company's stockholders received 12,500,000 shares of common stock of PracticeXpert in exchange for all the Company's outstanding common and preferred stock. Additionally, the Company's stockholders are to receive a quantity of common stock of PracticeXpert equal in dollar value to two times the cash flow from operations of the Company for each of the three consecutive calendar years starting in 2005.

      In connection with the sale, the obligations of the Company to its majority stockholder were liquidated except for $4 million which is convertible into common stock of PracticeXpert any time at the option of PracticeXpert or anytime on or following the 181st calendar day after January 7, 2005 at the option of the majority stockholder. The debt will have a five year term, is non-interest bearing and is convertible $.40 cents per share.

      As the result of the change in ownership, all stockholder loans outstanding as of December 31, 2004 were paid in full by the majority stockholder and will be recorded as additional paid-in capital by the Company in 2005.

      In addition, the majority stockholder agreed to provide an additional funding commitment of $2 million for acquisition purposes only by increasing the Company's existing secured line of credit with Citibank N.A. ("Citibank") to $4 million. This note will be repayable in January 2008.

      Management's Plans

      The Company's operations are subject to significant risks and uncertainties, including competitive, financial, developmental, operational, financing, technological, regulatory and other risks associated with an emerging business. Since inception, the Company has incurred, and continues to incur, significant losses from operations. At December 31, 2004, the Company has a working capital deficiency of $4.4 million. The Company's ability to continue as a going concern is also dependent on its ability to generate sufficient cash flows to meet its obligations on a timely basis, and to ultimately attain profitability. To the extent the Company requires additional capital to continue its operations; there can be no assurance that adequate capital will be available or available on terms that are acceptable to the Company. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue to remain in existence.

                   Physican Informatics, Inc. and Subsidiaries

                           December 31, 2004 and 2003


1.    OPERATIONS (Continued)

      Acquisitions

      In 2002 and 2001, the Company acquired Phoenix Health Corporation ("Phoenix"), Infocus Medical Systems, Inc. ("Infocus"), Cado Systems, Inc. ("Cado"), MedPro Healthcare Management, LLC ("MedPro") and Westland Medical Systems, Inc. ("Westland"), which were accounted for under the purchase method of accounting. The consolidated financial statements include the operating results of each business from the date of acquisition.

      On September 27, 2001, the Company acquired Phoenix, a medical practice software development and sales company. In connection with the acquisition of Phoenix, the Company paid $50,000, entered into a two-year promissory note in the amount of $150,000 and issued 152,000 shares of the Company's common stock at $3.17 per share in exchange for the common stock of Phoenix. The purchase price has been allocated $212,000 to the acquired customer list and $586,269 to goodwill, which management subsequently determined was impaired and wrote off in 2001.

      On March 1, 2002, the Company acquired Infocus, a reseller of medical practice management software. In connection with the acquisition of Infocus, the Company provided a cash payment of $80,000, $170,000 in the form of a two-year promissory note, the issuance of 107,558 shares of common stock of the Company at $3.17 per share to shareholders of Infocus in exchange for their shares of common stock of Infocus, the assumption of liabilities of $43,895 and legal costs of $22,573. The purchase price has been allocated $23,694 to assets and $633,733 to goodwill. During 2004 and 2003, management determined that the goodwill was impaired and recorded an impairment charge of $236,000 and $397,733, respectively.

      On April 10, 2002, the Company acquired Cado, a reseller of medical practice management software. In connection with the acquisition of Cado, the Company provided a cash payment of $500,000, $600,000 in the form of a promissory note, the issuance of 164,792 shares of common stock of the Company at $3.17 per share to the shareholder of Cado in exchange for his shares of common stock in Cado and legal costs of $43,890. The purchase price has been allocated $1,666,281 to goodwill, which management recorded an impairment charge of $870,000 and $796,281, in 2003 and 2002, respectively.

      On April 30, 2002, the Company acquired MedPro, a seller of medical practice software products and outsources healthcare support services, and an affiliated entity. In connection with the acquisition of MedPro, the Company issued 337,290 shares of common stock of the Company at $3.17 per share to the shareholders of the affiliate, provided a cash payment of $200,000 and $400,000 in the form of promissory notes payable in 2002 and 2003, the assumption of liabilities of $154,288 and legal costs of $37,998. The purchase price has been allocated $65,328 to assets and $1,796,167 to goodwill. Management subsequently determined that the goodwill was impaired in 2003 and 2002 and recorded impairment charges of $983,000 and $813,167, in 2003 and 2002, respectively.

      On October 24, 2002, the Company acquired Westland, a seller of medical practice software products. In connection with the acquisition of Westland, the Company provided a cash payment of $900,000, a promissory note of $350,000, the issuance of 661,556 shares of the Company's common stock at $2.00 per share in exchange for the outstanding shares of common stock of Westland, the assumption of liabilities of $410,388 and legal costs of $71,444. In addition, the shareholders of Westland were entitled to a performance based earn-out of up to $500,000 which was achieved in 2003 as a result of the achievement of certain revenue milestones as

                   Physican Informatics, Inc. and Subsidiaries

                           December 31, 2004 and 2003


1.    OPERATIONS (Continued)

      Acquisitions (Continued)

      defined in the agreement. The earn-out amount is included in stockholders' loans payable. The shareholders of Westland are also entitled to the excess net working capital at the date of acquisition in the amount of $363,423. An initial amount of $200,000 was paid to the shareholders in November 2002. The balance of $163,423 plus interest at 6% per annum was paid during 2003. The purchase price was initially allocated $700,839 to assets and $2,354,105 to goodwill. During 2003, goodwill was increased by $500,000 to reflect the amounts earned related to the Westland earn-out provision. During 2004 and 2003, management determined that the goodwill was impaired and recorded impairment charges of $2,708,543 and $391,093, respectively.

      The acquired customer lists are carried at cost less accumulated amortization. Amortization is computed over the estimated useful life of five years. The acquired customer lists are tested for impairment whenever events occur of circumstances change that would more likely than not reduce the fair value below its carrying amount. Due to a significant loss of customers during 2003, the Company performed an impairment analysis of the acquired customer lists and recognized an impairment loss of $169,600.

      Goodwill, which reflects the cost of acquired businesses in excess of the fair value of tangible and intangible assets and liabilities acquired, is not amortized but are tested for impairment on an annual basis and between annual tests if events occur or circumstances change that would more likely than not reduce the fair value below its carrying amount. The estimated fair values of the various reporting units are computed principally using the present value of future cash flows. If the carrying amount of goodwill exceeds its fair value, an impairment loss is recognized as a noncash charge. As a result of impairment analysis' performed (see individual analysis' above), the Company recognized an impairment loss of $2,944,543 and $1,998,562 during the years ended December 31, 2004 and 2003, respectively.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Use of Estimates

      The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      Consolidation

      The  accompanying  consolidated  financial  statements  include all of the
      accounts  of  the  Company.   All  intercompany   transactions  have  been
      eliminated.

      Reclassifications

      Certain  items  from  the  prior  year  financial   statements  have  been
      reclassified to conform to the current year presentation.

                  Physician Informatics, Inc. and Subsidiaries

                           December 31, 2004 and 2003


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) Accounts Receivable

      Accounts receivable are reported net of an allowance for doubtful accounts. Management's estimate of the allowance is based on historical collection experience and a review of the current status of accounts receivable. It is reasonably possible that management's estimate of the allowance will change in the near term. As of December 31, 2004 and 2003, management established an allowance for doubtful accounts of $95,307 and $164,807, respectively.

      Cash and Cash Equivalents

      Cash and cash equivalents consist of highly liquid investments, which are readily convertible into cash and have original maturities of three months or less when acquired.

      Concentration of Credit Risk

      Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company deposits its cash with financial institutions that the Company considers to be of high credit quality.

      With respect to accounts receivable, the Company performs ongoing evaluations of its customers, generally grants uncollateralized credit terms to its customers, and maintains an allowance for doubtful accounts based on historical experience and management's expectations of future losses. As of and for the years ended December 31, 2004 and 2003, there were no significant concentrations with respect to the Company's revenues or accounts receivable.

      Unbilled Receivables

      Unbilled receivables are recorded for services performed which have not yet been billed as of the consolidated balance sheet date.

      Property and Equipment

      Property and equipment are recorded at cost and are being depreciated on a straight-line basis over the estimated useful lives of the assets ranging from five to ten years.

      Intangible Assets

      Intangible assets are amortized using the straight-line method over the following estimated useful lives of the assets:

          Software and software licenses                  3 years
          Acquired customer list                          5 years
          Financing fees                                  Term of agreement

                   Physican Informatics, Inc. and Subsidiaries

                           December 31, 2004 and 2003


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Impairment of Goodwill and Intangibles

      In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 142 Goodwill and Other Intangible Assets. SFAS No. 142 requires goodwill to be tested for impairment on an annual basis and between annual tests in certain circumstances, and written down when impaired, rather than being amortized as previous accounting standards required. The Company has chosen October 1 as the date to perform its annual impairment analysis. In addition, SFAS No. 142 requires purchased intangibles other than goodwill to be amortized over their estimated useful lives unless these lives are determined to be indefinite.

      During 2004 and 2003, the Company recognized an impairment loss of $2,944,543 and $1,998,562, respectively in connection with acquisitions made in 2002 (note 1).

      Impairment of Long-Lived Assets

      The Company evaluates the recoverability of its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of any asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the future discounted cash flows compared to the carrying amount of the asset.

      Revenue Recognition

      Revenue is derived from sales of software licenses, hardware, product support and maintenance services, training, and consulting. The Company accounts for revenue in accordance with American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 97-2, Software Revenue Recognition, as modified by SOP 98-7, Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions.

      The Company recognizes revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery of the product or service has occurred,
      (iii) sales price is fixed or determinable, and (iv) collectibility is reasonably assured.

      If vendor specific objective evidence ("VSOE") of fair value exists for all elements of an arrangement, the Company recognizes revenue for delivered elements and defers revenue for undelivered elements.

      If VSOE of fair value exists for all undelivered elements and there is no such evidence of fair value established for one or more delivered elements, revenue is first allocated to the elements where evidence of fair value has been established and the residual amount is allocated to the delivered elements. If evidence of fair value for any undelivered element of the arrangement does not exist, all revenue from the arrangement is deferred until such time that evidence of fair value exists for undelivered elements or until all elements of the arrangement are delivered.

      Product support and maintenance revenue is recognized on a straight-line basis over the period that the support is provided.

                   Physican Informatics, Inc. and Subsidiaries

                           December 31, 2004 and 2003


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Advertising Costs

      Advertising costs are expensed as incurred. Advertising expense was $29,226 and $10,947 for the years ended December 31, 2004 and 2003, respectively.

      Research and Development

      Research and development costs are expensed as incurred.

      Stock-Based Compensation

      SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of SFAS No. 123, allows companies to account for stock-based compensation using either the provisions of SFAS 123 or the provisions of Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, but requires pro forma disclosure in the notes to the financial statements as if the measurement provisions of SFAS 123 had been adopted. The Company accounts for its stock-based employee compensation in accordance with APB No. 25. Stock-based compensation related to options granted to nonemployees is accounted for using the fair value method in accordance with the SFAS 123 and EITF 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.

      The following table illustrates the pro forma effect of net loss attributable to common stockholders and pro forma net loss attributable to common stockholders per common share as if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based compensation.

                                                        2004          2003
                                                    ------------  ------------
          Proforma net loss: As reported            $ (6,267,745) $ (6,051,205)
          Deduct: Total employee noncash stock
            compenation expense determined under
            fair value based method for all rewards     (243,948)     (396,113)
                                                    ------------  ------------
        Pro forma net loss                          $ (6,511,693) $ (6,447,318)
                                                    ============  ============

      The effect of applying SFAS No. 123 on a pro forma net loss as stated above is not necessarily representative of the effects on reported net loss for future years due to, among other things, the vesting period of the stock options and the fair value of additional options to be granted in the future years.

      The fair value of each option grant for 2003 is estimated on the date of grant using the Black-Scholes option-pricing fair value model with the following assumptions; dividend yield of 0%, volatility rate of 0%, risk free rate of 4.3% and an expected term of 10 years. There were not stock options granted during 2004.

                   Physican Informatics, Inc. and Subsidiaries

                           December 31, 2004 and 2003


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Income Taxes

      The Company recognizes deferred taxes using the liability approach pursuant to which deferred income taxes are calculated based on the differences between the financial and tax bases of assets and liabilities based upon enacted tax laws and rates applicable to the periods in which the taxes become payable. The Company provides a valuation allowance, if necessary, based on a number of factors, including available objective evidence.

      Financial Instruments

      The carrying value of the Company's financial instruments, including cash and cash equivalents, accounts receivable, note receivable, accounts payable, accrued expenses, deferred revenues and notes payable approximated their fair values based on the short-term maturities of these instruments.

      Net Loss Per Share

      The Company follows the provisions of SFAS No. 128, Earnings per Share ("SFAS No. 128") which requires the Company to present basic and diluted earnings per share. Basic earnings per share is based on the weighted-average shares outstanding and excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share increases the shares used in the basic calculation by the dilutive effect of stock options, warrants, and convertible preferred stock.

      The following table sets forth the computation of basic and diluted net loss per share:

      Unexercised stock options and warrants, which were previously granted to purchase 1,315,774 and 1,905,474 shares of the Company's common stock as of December 31, 2004 and 2003, respectively, were not included in the computations of diluted earnings per share. The Company incurred a net loss for the years ended December 31, 2004 and 2003, therefore, all potential common shares are antidilutive and not included in the calculation of diluted net loss per share.

                                                     Year ended December 31,
                                                    --------------------------
                                                        2004          2003
                                                    ------------  ------------
      Numerator:
      Net loss available to common shareholders     $ (6,267,745) $ (6,051,205)
                                                    ============  ============
      Denominator:
      Denominator for basic earnings per share -
          weighted average shares                      3,218,758     3,218,758
                                                    ------------  ------------

      Denominator for diluted earnings per share -
          adjusted weighted average shares          $  3,218,758  $  3,218,758
                                                    ============  ============
      Basic and diluted loss per share:

      Net loss per share availabe to common
          shareholders                              $ (3,048,987) $ (2,832,447)
                                                    ============  ============

                   Physican Informatics, Inc. and Subsidiaries

                           December 31, 2004 and 2003


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Recent Accounting Pronouncements

      In November 2002, the EITF reached a consensus on EITF No. 00-21, Revenue Arrangements with Multiple Deliverables which provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF 00-21 apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The application of the provisions of EITF 00-21 did not have a material impact on the Company's consolidated financial statements.

      In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities ( or assets in some circumstances) in the balance sheets.

      Further, SFAS No. 150 requires disclosure regarding the terms of those instruments and settlement alternatives. The guidance in SFAS No. 150 generally was effective for all financial instruments entered into or modified after May 31, 2003, and was otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The Company has evaluated SFAS No. 150 and determined that it does not have a material impact on the Company's consolidated financial statements or disclosures.

      In August 2003,  the FASB  ratified the  consensus  reached by the EITF in
      Issue  03-5,   Applicability  of  AICPA  Statement  of  Position  97-2  to
      Non-Software Deliverables in an Arrangement Containing More-Than-Incidental Software. The issue is whether non-software deliverables included in an arrangement that contains software that is more than incidental to the products or services as a whole are included within the scope of SOP 97-2. The application of EITF 03-5 did not have a material impact on the Company's consolidated financial statements.

      In December 2004, the FASB issued SFAS No. 123 (Revised 2004) ("SFAS No. 123R"), Share-based Payment. This Statement replaces SFAS No. 123 and supersedes APB 25. SFAS No. 123R requires that the compensation cost relating to share-based payment transactions, including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans, be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS No. 123R also includes an appendix of implementation guidance that provides expanded guidance on measuring the fair value of share-based payment awards. Public entities (other than those filing as small business issuers) will be required to apply Statement 123(R) as of the first quarter of the first fiscal year that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply Statement 123(R) as of the first quarter of the first fiscal year that begins after December 15, 2005. Non-public entities will be required to apply SFAS 123 at the beginning of the first annual reporting period after December 15, 2005.

      In December 2004, the FASB issued SFAS No. 153 ("SFAS No. 153"), Exchanges of Nonmonetary Assets an amendment of APB Opinion No. 29. This statement amends the guidance in APB Opinion No. 29 ("APB 29"), Accounting for Nonmonetary Transactions, by eliminating the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB 29, and replaces it with an exception for exchanges that do not have commercial substance. SFAS No. 153 specifies that a nonmonetary

                   Physican Informatics, Inc. and Subsidiaries

                           December 31, 2004 and 2003


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Recent Accounting Pronouncements (Continued)

      exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.

      In December 2003, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition." SAB 104 supersedes Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 104's primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21. Additionally, SAB 104 rescinds the SEC's Revenue Recognition in Financial Statements Frequently Asked Questions and Answers ("the FAQ") issued with SAB 101 that had been codified in SEC Topic 13, Revenue Recognition. Selected portions of the FAQ have been incorporated into SAB
      104. While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104. The adoption of this pronouncement did not have any impact on the Company's consolidated financial statements.

3.    COMPOSITION OF CERTAIN FINANCIAL STATEMENT ASSETS

      Accounts receivable consists of the following at December 31, 2004 and 2003:

                                                        2004          2003
                                                    ------------  ------------
          Billed                                    $    352,024  $    665,506
          Unbilled                                            --       252,791
                                                    ------------  ------------
                                                         352,024       918,297
          Less allowance for doubtful accounts            95,307       164,807
                                                    ------------  ------------
          Total                                     $    256,717  $    753,490
                                                    ============  ============

      Property and equipment consists of the following at December 31, 2004 and 2003:

                                                         2004         2003
                                                    ------------  ------------
          Computer equipment and software           $    528,033  $    519,088
          Furniture and fixtures                         120,711       124,786
                                                    ------------  ------------
                                                         648,744       643,874
          Less allowance for doubtful accounts           435,215       337,100
                                                    ------------  ------------
          Total                                     $    213,529  $    306,774
                                                    ============  ============

      Depreciation expense charged to operations was $98,115 and $119,984 for the years ended December 31, 2004 and 2003, respectively.

                   Physican Informatics, Inc. and Subsidiaries

                           December 31, 2004 and 2003


3.    COMPOSITION OF CERTAIN FINANCIAL STATEMENT ASSETS (Continued)

      Intangible assets consist of the following at December 31, 2004 and 2003:

                                                         2004          2003
                                                    ------------  ------------
          Software licenses                         $    170,138  $    155,318
          Software                                        40,932        40,932
          Financing fees                                  80,114        80,114
                                                    ------------  ------------
                                                         291,184       276,364
          Less allowance for doubtful accounts           242,543       161,916
                                                    ------------  ------------
          Total                                     $     48,641  $    114,448
                                                    ============  ============

      Amortization expense charged to operations was $80,627 and $550,970, respectively, for the years ended December 31, 2004 and 2003. During 2003, the Company recognized an impairment loss of $169,600 related to its acquired customer lists.

4.    NOTE RECEIVABLE

      During 2004, the Company used proceeds in the amount of $320,000 from a note agreement with Citibank (see note 6) to fund a promissory note in the amount of $330,000 to Practice Xpert Services Corp. Interest on the note receivable accrues at the rate of LIBOR plus .625% (3.183% at December 31, 2004) and is payable on a quarterly basis. The note receivable and any unpaid interest are due on December 31, 2007. As of December 31, 2004, $320,000 remained outstanding.

5.    LEASES

      The Company leases its office facilities and computer hardware and software under various operating and capital leases that expire at various dates through 2007.

      Minimum annual rental and lease commitments with original lease terms greater than one year at December 31, 2004, are as follows:

          Year ending December 31, 2004             $    399,920
                                   2005                  237,410
                                   2006                   49,872
                                   2007             ------------
                                  Total             $    687,202
                                                    ============

      The gross amount of property and equipment and other assets recorded under capital leases as of December 31, 2003 was approximately $114,000. There were no capital lease obligations outstanding as of December 31, 2004. Amortization of assets recorded under capital lease obligations is included in depreciation expense in the accompanying consolidated statements of operations.

      Rent expense for the years ended December 31, 2004 and 2003, was $423,543 and $387,261, respectively.

                   Physican Informatics, Inc. and Subsidiaries

                           December 31, 2004 and 2003


6.    NOTES PAYABLE AND LINE OF CREDIT

      In October 2003, the Company entered into a note agreement with Citibank in the amount of $2,000,000. Interest payments are payable quarterly at a rate equal to LIBOR plus .625% (3.183% at December 31, 2004). The note is guaranteed by the majority stockholder and is due on demand.

      In December 2004, the Company entered into a note agreement with Citibank in the amount of $320,000. Beginning in March 2005, interest payments are payable quarterly at a rate equal to LIBOR plus .625% (3.183% at December 31, 2004). The note is guaranteed by the majority stockholder and is payable to on demand.

      In February 2003, the Company entered into a line of credit agreement with the majority stockholder in an amount up to $3,000,000. The line of credit agreement expired on December 31, 2003. In February 2003, in connection with the line of credit agreement, the stockholder was issued a secured promissory note convertible into Series B Preferred Stock of the Company. The note bears interest at 10% per annum and matures on December 31, 2005. As amended, principal and interest is payable in quarterly installments beginning March 31, 2005. The note is secured by a first priority security interest in all the assets of the Company. The note and accrued interest thereon is convertible at the option of the stockholder any time after December 31, 2003 into Series B Preferred Stock at $1.35 per share. As of December 31, 2004 and 2003, $3,000,000 and $2,600,000, respectively is outstanding under the secured promissory note agreement.

      The terms of the financing include a provision that the maximum number of shares of Series B Convertible Preferred Stock (see note 7) that are convertible will be adjusted on December 31, 2003 based on the achievement of specified performance targets by the Company and business segments of the Company. In the event that the Company achieves certain performance targets prior to December 31, 2003 by greater than 10%, then the number of shares of Series B Convertible Preferred Stock into which the note is convertible shall be decreased by such percentage or, in the event that the Company reaches less than 90% of the performance targets, then the number of shares of Series B Convertible Preferred Stock into which the note is convertible shall be increased by the percentage difference between 90% and the actual percentage of performance targets reached by the Company. In the event that some business segments of the Company achieve performance targets and others do not, the results shall be netted against each other in determining the number of shares of Series B Convertible Preferred Stock into which the note is convertible. The maximum adjustment allowed is 25%. As of December 31, 2003, the Company reached less than 90% of the performance targets and the number of shares of Series B Convertible Preferred Stock available for conversion was increased by the maximum conversion adjustment of 25%.

      In June 2004, the Company entered into a promissory note agreement with the majority stockholder in the amount of $3,200,000 which is convertible into Series C Preferred Stock of the Company. The note bears interest at 10% per annum and matures on June 30, 2007. The note is secured by a first priority security interest in all the assets of the Company. Beginning September 30, 2005, the outstanding principal is payable in 8 quarterly installments. Beginning September 30, 2005, accrued and unpaid interest is payable in quarterly installments. The note principal and any accrued and unpaid interest thereon is convertible, at the option of the holder and at any time until maturity, into Series C Preferred Stock at $0.26 per share. As of December 31, 2004, $2,719,397 has been advanced and is outstanding under the promissory note agreement.

                   Physican Informatics, Inc. and Subsidiaries

                           December 31, 2004 and 2003


7.    STOCKHOLDERS' ADVANCES AND LOANS

      During 2004, the majority stockholder made advances totaling $425,000 to the Company to fund operations. These advances are non-interest bearing and are due upon demand.

      On June 30, 2004 the Company and the note holders of certain of the defaulted notes, which were in technical default, entered into agreements whereby the Company agreed to replace the existing Promissory Notes as well as other Promissory Notes held by the same note holders but not yet overdue (collectively referred to as "Original Notes") with new Promissory Notes ("Replacement Notes"). Under the terms of the Replacement Notes:

      1. Each note holder received 67% of the principal amounts due or overdue at June 30, 2004 together with accrued interest to date as stated in the Original Notes or in any prior extensions. Interest from date of default to June 30, 2004 was also included in the payment to note holders.

      2. Any remaining Original Notes that were not yet due at June 30, 2004 will be paid when the notes become due in the amount of 67% of the principal on such notes together with the interest to date of payment on those Original Notes.

      3. The remaining amount consisting of 33% of the principal of the notes are evidenced by the issuance of the new Replacement Notes. The terms of the Replacement Notes provide for the remaining principal together with interest thereon at the rate of 10% to be paid on June 30, 2005 or the date the amount would have been paid under the Original Note, whichever is later.

      In 2001, in connection with the acquisition of Phoenix (see note 1), the Company entered into a note agreement with a stockholder in the amount of $150,000. Interest is imputed at the applicable federal short-term rate (3.76%) as of the date of the agreement, compounded quarterly. The note had an original maturity of September 2003, which has been extended to June 2005. As of December 31, 2004 and 2003, $6,188 and $18,750,
      respectively, was outstanding to the stockholder.

      In 2002, in connection with the acquisition of Infocus (note 1), the Company entered into a note agreement with certain stockholders in the amount of $170,000, bearing interest at 10% per annum. The note had an original maturity of December 2003, which has been extended to June 2005. As of December 31, 2004 and 2003, $26,730 and $85,000, respectively, was outstanding to the stockholders.

      In 2002, in connection with the acquisition of Cado (note 1), the Company entered into a note agreement with a stockholder in the amount of $600,000, bearing interest at 10% per annum. The note had an original maturity of January 2004, which was extended to June 2004. In September 2004, the stockholder and the Company entered into a settlement agreement (see note 13) resulting in debt forgiveness to the Company in the amount of $55,000. As of December 31, 2004 and 2003, $0 and $350,000,
      respectively, was outstanding to the stockholder.

      In 2002, in connection with the acquisition of MedPro (note 1), the Company entered into a note agreement with certain stockholders in the amount of $400,000, bearing interest at 10% per annum. The note had an original maturity of December 2003, which has been extended to June 2005. As of December 31, 2004 and 2003, $16,500 and $75,000, respectively, was outstanding to the stockholders.

                   Physican Informatics, Inc. and Subsidiaries

                           December 31, 2004 and 2003


7.    STOCKHOLDERS' ADVANCES AND LOANS (Continued)

      In 2002, in connection with the acquisition of Westland (note 1), the Company entered into a note agreement with certain stockholders in the amount of $350,000. The note matures in October 2005 and bears interest at rates from 6% to 10% per annum. In connection with the issuance of the Replacement Notes, the maturity dates were extended to October 2005. As of December 31, 2004 and 2003, $604,333 and $350,000, respectively, was outstanding to the stockholders. The amounts outstanding as of December 31, 2004 include the performance based earn-out of $500,000.

      The second installment of the Westland excess net working capital amount of $163,423 (note 1) was included in stockholders' loans payable as of December 31, 2002. In March 2003, the second installment of excess net working capital in the amount of $164,632, which included accrued interest payable of $1,209, was paid to the former stockholders of Westland. In addition, the performance based earn-out for Westland of $500,000 is included in stockholders' loans payable as of December 31, 2003.

      During 2003, the stockholders' loans were extended to varying maturity dates. In connection with the extension of these loans, the Company issued 169,804 warrants to purchase common stock at a per share price of $1.35 and having an estimated fair value of $80,114. The fair value of the warrants was calculated using the Black-Scholes option-pricing fair value model. The fair value of the warrants was recorded as a financing fee of $80,114. During 2004 and 2003, the Company amortized $47,301 and $32,813, respectively, to interest expense. The number of warrants outstanding and exercisable as of December 31, 2004 and 2003 was 169,804. As of December 31, 2004 and 2003, the weighted average remaining contractual life of the warrants was 8.85 and 9.86 years, respectively.

8.    STOCKHOLDERS' EQUITY

      Convertible Preferred Stock

      In April 2002, the Company raised net proceeds of approximately $5,000,000 in a private placement of Series A Convertible Preferred Stock (the "Series A Convertible Preferred Stock"). In this transaction, the Company issued 2,500,000 shares of the Series A Convertible Preferred Stock, which are convertible into shares of common stock at $2.00 per share subject to adjustment including an anti-dilution provision. The Series A Convertible Preferred Stockholders are entitled to receive dividends, prior and in preference to any other series of capital stock except Series C
      Convertible Preferred Stock and Series B Convertible Preferred Stock, which are non cumulative, if and when declared by the Board of Directors. As of December 31, 2004, no dividends have been declared by the Board of Directors. The Series A Convertible Preferred Stock has a liquidation preference of $6.00 per share plus all declared but unpaid dividends upon sale or liquidation of the Company. Each share of Series A Convertible Preferred Stock is entitled to the number of votes equal to the number of whole shares of common stock into which each share of Series A Convertible Preferred Stock could be converted. In connection with the issuance of the convertible note issued in 2003 (see note 6), the Company reserved 371,913 shares of Series A Convertible Preferred Stock as a result of the anti-dilution provision. In connection with the issuance of convertible promissory notes in 2004 and 2003, the conversion price of the Series A Convertible Preferred Stock was reduced to $0.83 per share as a result of the anti-dilution provision.

      In February 2003, in connection with the line of credit agreement with a stockholder (see note 6), the Company authorized 2,800,000 shares of Series B Convertible Preferred Stock (the "Series B Convertible Preferred Stock") which are convertible into shares of common stock at $1.35 per share subject to adjustment including an anti-dilution provision. The Series B Convertible Preferred stockholders are entitled to receive dividends,

                   Physican Informatics, Inc. and Subsidiaries

                           December 31, 2004 and 2003


8.    STOCKHOLDERS' EQUITY (Continued)

      Convertible Preferred Stock (Continued)

      prior and in preference to any other series of capital stock except Series C Convertible Preferred Stock, which are noncumulative, if and when declared by the Board of Directors. As of December 31, 2004, no dividends have been declared by the Board of Directors. The Series B Convertible Preferred Stock has a liquidation preference of $4.05 per share plus all declared but unpaid dividends upon sale or liquidation of the Company. Each share of Series B Convertible Preferred Stock is entitled to the number of votes equal to the number of whole shares of common stock into which each share of Series B Convertible Preferred Stock could be converted.

      In June 2004, in connection with a promissory note agreement with a stockholder (see note 6), the Company authorized 14,000,000 shares of Series C Convertible Preferred Stock (the "Series C Convertible Preferred Stock") which are convertible into shares of common stock at $0.26 per share subject to adjustment including an anti-dilution provision. The Series C Convertible Preferred Stockholders are entitled to receive dividends, prior and in preference to any other series of capital stock, which are noncumulative, if and when declared by the Board of Directors. As of December 31, 2004, no dividends have been declared by the Board of Directors. The Series C Convertible Preferred Stock has a liquidation preference of $0.78 per share plus all declared but unpaid dividends upon sale or liquidation of the Company. Each share of Series C Convertible Preferred Stock is entitled to the number of votes equal to the number of whole shares of common stock into which each share of Series C Convertible Preferred Stock could be converted.

      Sales and Issuances of Common Stock

      The Company has entered into an Amended and Restated Investor Rights Agreement (the "Investor Rights Agreement"), whereby certain stockholders received the right to the issuance of additional shares of common stock totaling 128,616 in the event the Company sold shares at a price per share less than $5.5533 per share. In 2002, the Company sold 78,864 shares of common stock at $3.17 per share for total consideration of $250,000. Pursuant to the terms of the Investor Rights Agreement, the Company issued 32,154 shares of common stock to certain stockholders as of December 31, 2004.

      Stock Option Plans

      In June 2002, the Company adopted an Incentive Stock Option Plan and a Non-Qualified Stock Option Plan. The number of options granted under the each plan shall not exceed 2,000,000 shares of common stock of the Company. Under each plan, the term of the option is ten years and the option price shall not be less than the fair market value of a share of the common stock of the Company on the date of the grant. Options are exercisable one year after the grant date. The options vest one third (1/3) of the number of shares granted by the plan per year on each anniversary of the date of grant.

                   Physican Informatics, Inc. and Subsidiaries

                           December 31, 2004 and 2003


8.    STOCKHOLDERS' EQUITY (Continued) Stock Option Plans (Continued)

      The following summary represents the activity under the stock option plans during 2004 and 2003:

                                                            2004                           2003
                                               -----------------------------  ---------------------------
                                                                Weighted-                    Weighted-
                                                                 Average                       Average
                                                  Shares      Exercise Price    Shares     Exercise Price
                                               -----------    --------------  ---------    --------------
      Options outstanding, beginning of year     1,639,208    $         2.04  1,405,200    $         2.00
      Granted                                           --                --    624,000              1.80
      Exercised                                         --                --         --             --
      Forfeited                                   (589,700)             2.00   (389,992)             2.02
                                               -----------    --------------  ---------    --------------
      Options outstanding, end of year           1,049,508    $         2.05  1,639,208    $         2.04
                                               ===========    ==============  =========    ==============
      Options exercisable at end of year           762,644                      743,303
                                               ===========                    =========
      Weighted average fair value of
      options granted                                         $           --               $         0.61
                                                               ==============               ==============



      The following table summarized information about stock options outstanding at December 31, 2004:

                                       Options Outstanding                         Options Exercisable
                         --------------------------------------------      ------------------------------
                            Number           Weighted      Weighted-           Number          Weighted-
        Range of         Outstanding         Average        Average         Exercisable         Average
        Exercise              at            Remaining       Exercise             at             Exercise
         Prices           12/31/2004       Contractual       Price           12/31/2004          Price
      -------------      --------------    -----------     ----------      ------------        ----------
          1.35                   15,000     8.00 years         $ 1.35            10,000            $ 1.35
      2.00 - 2.25             1,034,508     7.81 years           2.06           752,644              2.06
      1.35 to 2.25            1,049,508     7.81 years         $ 2.06           762,644            $ 2.05

                   Physican Informatics, Inc. and Subsidiaries

                           December 31, 2004 and 2003


9.    INCOME TAXES

      A reconciliation of the expected income tax provision (benefit) computed at the statutory federal tax rate to the actual income tax provision (benefit) is as follows:

                                                        2004          2003
                                                    ------------  ------------
          Tax benefit at federal statuatory rate    $ (2,193,711) $ (2,117,922)

          State income taxes, net of federal tax
              effect                                    (313,701)     (302,863)
          Increase in valuation allowance              1,322,242     1,546,642
          Goodwill impairment                          1,178,112       867,373
          Other                                            7,058         6,770
                                                    ------------  ------------
          Net deferred tax asset (liability)        $         --  $         --
                                                    ============  ============

      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities as of December 31, 2004 and 2003 are presented below:

                                                        2004           2003
                                                    ------------  ------------
          Deferred tax assets (liabilities):
          Net operating loss carryforward           $  5,179,823  $  3,458,011
          Book over tax amortization                      66,887        56,976
          Book over tax depreciation                      12,614            --
          Other                                           13,925       197,795
                                                    ------------  ------------
          Total gross deferred tax assets              5,273,249     3,712,782
          Less valuation allowance                    (5,237,880)   (3,686,559)
                                                    ------------  ------------
          Net deferred tax assets                         35,369        26,223

          Deferred tax liability:
          Tax over book depreciation                          --       (26,223)
          Deferred revenue                               (35,369)           --
                                                    ------------  ------------
          Total gross deferred tax liability             (35,369)      (26,223)
                                                    ------------  ------------

      As of December 31, 2004, the Company had net operating loss carryforwards of approximately $12,948,000 for federal income tax purposes which expire in various amounts through 2024. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company's net deferred tax assets are fully offset by a valuation allowance. The Company will continue to assess the valuation allowance and to the extent it is determined that such allowance is no longer required, the tax benefit of the remaining net deferred tax assets will be recognized in the future.

                   Physican Informatics, Inc. and Subsidiaries

                           December 31, 2004 and 2003


9.    INCOME TAXES (Continued)

      Under the Internal Revenue Code of 1986, as amended, the availability of net operating loss carryforwards to reduce the Company's future federal income tax liability may be subject to certain limitations as a result of ownership changes experienced by the Company (see note 1).

10.   RELATED PARTY TRANSACTIONS

      During 2003, the Company entered into a contract to provide software and services to an affiliate of a member of the Company's Board of Directors. During 2004 and 2003, the Company earned revenue totaling $70,855 and $86,025, respectively under the contract and has a receivable of $28,880 from the affiliate as of December 31, 2003.

11.   EMPLOYEE BENEFIT PLAN

      On January 1, 2002, the Company adopted a plan to provide retirement benefits under the provisions of Section 401(k) of the Internal Revenue Code (the "401(k) Plan") for all employees who attain the age of twenty-one. Employees may elect to contribute up to 100% of their eligible compensation on a pretax basis, subject to the maximum dollar limitation. The Company may make matching contributions equal to a discretionary percentage, to be determined by the Company, of the participants' salary deductions. For the years ended December 31, 2004 and 2003, the Company contributed $0 and $204,722, respectively.

12.   LITIGATION

      A stockholder has brought a lawsuit against the Company related to non-payment of a promissory note. On September 30, 2004, the Company and the stockholder entered into a settlement agreement whereby the Company paid $295,000 into an escrow to be released pending acknowledgement of settlement by the stockholder's attorney. The settlement resulted in debt forgiveness in the amount of $55,000 which is included in the accompanying consolidated statement of operations for 2004.

      The Company and a supplier settled a contractual dispute during 2004. The Company was required to pay an amount of $60,000 to the supplier. As of December 31, 2003, the Company had fully accrued for this contingency which was recorded under accounts payable and accrued expenses on the consolidated balance sheet.

13.   SUBSEQUENT EVENT

      In January 2005, the Company entered into a note agreement with Citibank in the amount of $130,000. Beginning in April 2005, interest payments will be payable quarterly at a rate equal to LIBOR plus .625%. The note is guaranteed by a stockholder and is payable on demand.

                               PRACTICEXPERT, INC.
                      (FORMERLY THAON COMMUNCIATIONS, INC.)
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDTTED)

                 For the years ended December 31, 2004 and 2003.



The following unaudited Pro Forma Consolidated Statement of Operations has been derived from the historical audited financial statements of PracticeXpert, Inc. and Physician Informatics and Subsidiaries and assumes that the stock purchase transaction had been completed for the years ended on December 31, 2004 and December 31, 2003.

                                                                 For the year ended
                                                     December 31, 2004         December 31, 2003
                                                   -----------------------------------------------
                                                         (Unaudited)               (Unaudited)
      Revenue                                         $    15,080,139            $    9,823,092

      Net Income (loss) for the period                $   (10,530,883)           $   (5,427,791)

      Net Income (loss) per share- Basic              $        ( 0.13)           $       ( 0.43)

      Net Income (loss) per share-Diluted             $         (0.13)           $        (0.12)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PRACTICEXPERT, INC.
                                        (Registrant)


Dated: May 31, 2005                     By: /s/ Jonathan Doctor
                                           -------------------------------------
                                           Jonathan Doctor
                                           President and Chief Executive Officer